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                                               FILED PURSUANT TO RULE 424(B)(3)
                                                                     333-178886
                         METLIFE INSURANCE COMPANY USA

         METLIFE OF CT SEPARATE ACCOUNT ELEVEN FOR VARIABLE ANNUITIES
                      METLIFE OF CT SEPARATE ACCOUNT QPN

             SUPPLEMENT DATED NOVEMBER 17, 2014 TO THE PROSPECTUS
                              (THE "PROSPECTUS")

   This supplement describes several corporate changes involving MetLife Insurance Company of Connecticut, the insurer that issued your variable annuity contract, registered fixed annuity contract or deferred annuity contract, and what it means for you. The supplement should be read in conjunction with the Prospectus for your contract. Please read it and keep it with your Prospectus for future reference. You may obtain a copy of the Prospectus for your contract by writing to MetLife Insurance Company USA, 11225 North Community House Road, Charlotte, NC 28277, or by calling 1-800-842-9406 or by accessing the Securities and Exchange Commission's website at http://www.sec.gov.

   Effective following the close of business on November 14, 2014, MetLife Insurance Company of Connecticut was renamed MetLife Insurance Company USA and the company became domiciled in the state of Delaware instead of Connecticut. Additionally, three other companies within the MetLife family of companies, MetLife Investors USA Insurance Company, MetLife Investors Insurance Company and Exeter Reassurance Company, Ltd., were then merged into the company to create one large U.S. life insurance company.

       THIS SUPPLEMENT SHOULD BE READ AND RETAINED FOR FUTURE REFERENCE

SUPP-MICC1114